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                                                                    Exhibit 99.3

Pricing Supplement Dated                                      Rule 424(b)(3)
(To Prospectus dated April 21, 1999 and                       File No. _________
Prospectus Supplement dated September 7, 2000)                           CUSIP:
_____________

                       Cabot Industrial Properties, L.P.
                  Series A Medium-Term Notes - Floating Rate
================================================================================
Principal Amount:                           Initial Interest Rate:

Agent's Discount or Commission:             Original Issue Date:

Net Proceeds to Issuer:                     Stated Maturity Date:
================================================================================

Calculation Agent:

Interest Calculation:
     [_]  Regular Floating Rate Note                 [_]   Floating Rate/Fixed Rate Note
     [_]  Inverse Floating Rate Note                       (Fixed Rate Commencement Date):
          (Fixed Interest Rate):                           (Fixed Interest Rate):
     [_]  Other Floating Rate Note (see attached)

Interest Rate Basis:
     [_]  CD Rate                 [_]  Eleventh District Cost of Funds Rate    [_]  Prime Rate
     [_]  CMT Rate                [_]  Federal Funds Rate                      [_]  Treasury Rate
     [_]  Commercial Paper Rate   [_]  LIBOR                                   [_]  Other (see attached)

If LIBOR, LIBOR Page:  [_]  LIBOR Reuters, Reuters Page:
                       [_]  LIBOR Telerate, Telerate Page:

          LIBOR Currency:

If CMT Rate, CMT Telerate Page:
            [_]  Telerate Page 7051
            [_]  Telerate Page 7052
                   [_]  Weekly Average
                   [_]  Monthly Average

Initial Interest Reset Date:                         Spread (+/-):
Interest Reset Dates:                                Spread Multiplier:
Interest Payment Dates:                              Maximum Interest Rate:
Index Maturity:                                      Minimum Interest Rate:

Day Count Convention:
     [_]   Actual/360 for the period from       to
     [_]   Actual/Actual for the period from    to
     [_]   30/360 for the period from      to

Redemption:
     [_]   The Notes cannot be redeemed prior to the Stated Maturity Date.
     [_]   The Notes may be redeemed prior to Stated Maturity Date.
           Initial Redemption Date:
           Initial Redemption Percentage: _____ %
           Annual Redemption Percentage Reduction: _____ % until Redemption Percentage is 100% of the Principal Amount.

Repayment:
     [_]   The Notes cannot be repaid prior to the Stated Maturity Date.
     [_]   The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
           Optional Repayment Date(s):
           Repayment Price: _____ %

Currency
     Specified Currency: _________________________  (If other than U.S. dollars, see attached)
     Minimum Denominations: _________________  (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:  [_]  Yes   [_]  No
     Total Amount of OID:                            Yield to Maturity:
     Initial Accrual Period:

Form:     [_]  Book-Entry            [_]  Certificated
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
Agent:    [_]  Merrill Lynch & Co.   [_]  BNY Capital Markets, Inc.     [_]  Chase Securities Inc.
          [_]  First Union Securities, Inc.    [_]  Goldman, Sachs & Co.      [_]  J.P. Morgan & Co.
          [_]  Other ____________________

Agent acting in the capacity as indicated below:

          [_]  Agent   [_]  Principal

If as principal:
     [_]  The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
     [_]  The Notes are being offered at a fixed initial public offering price of____ % of principal amount.

If as Agent:
     The Notes are being offered at a fixed initial public offering price of _____ % of principal amount.

Other Provisions: